Exhibit 99.1

Bruker BioSciences Reports Revenue of $85.8 Million, Operating Income of $3.6
Million and Net Income of $0.8 Million for the Fourth Quarter 2004

Billerica, Massachusetts, March 2, 2005 (BUSINESS WIRE)  –  Bruker BioSciences Corporation (NASDAQ: BRKR) today reports its financial results for the fourth quarter and year ended December 31, 2004.  On July 1, 2003, Bruker Daltonics Inc. merged with Bruker AXS Inc. to form Bruker BioSciences Corporation.  All results for periods prior to this merger are historical combined results of the two previously separate companies.

For the fourth quarter of 2004, Bruker BioSciences reported a 16% increase in revenue to $85.8 million, compared to revenue of $73.7 million in the fourth quarter of 2003.  For the year ended December 31, 2004, revenue increased 9% to $284.6 million, compared to revenue of $260.7 million for the year 2003.

In the fourth quarter of 2004, GAAP net income was $0.8 million, or $0.01 per diluted share, compared to GAAP net income of $0.3 million, or $0.00 per diluted share, in the fourth quarter of 2003.  In the fourth quarter of 2004, adjusted net income, as defined below, was $0.9 million, or $0.01 per diluted share, compared to adjusted net income of $0.6 million, or $0.01 per diluted share, in the fourth quarter of 2003.

For the year ended December 31, 2004, GAAP net loss was $(5.5) million, or $(0.06) per diluted share, compared to a GAAP net loss of $(17.6) million, or $(0.22) per diluted share, for the year 2003.  For the year 2004, adjusted net loss was $(2.7) million, or $(0.03) per diluted share, compared to adjusted net income of $2.2 million, or $0.03 per diluted share, for the same period last year.  Adjusted net income/loss is a non-GAAP financial measure that excludes the write-off of investments, merger related charges and adjustments for the pre-merger minority interest in Bruker AXS.

The accompanying financial schedules also reflect a reclassification of service costs from marketing and selling to cost of product revenues as explained in the financial schedules.

COMMENTS AND OUTLOOK

“We had a considerably improved fourth quarter with a continued focus on returning to profitability and on generating positive cash flow,” commented Frank Laukien, President and CEO.  “Our gross margins have improved in the second half of 2004, while our expenses as a percentage of revenue continued to decline in the fourth quarter.  We are encouraged, as sequentially both our operating income and our net income have improved in the fourth quarter 2004.  We have reached our fourth quarter goal of being profitable and generating positive cash flow, but more remains to be done in 2005 and beyond.”

Dr. Laukien continued: “We are making good progress with our expense control and cost-cutting efforts, and we expect that the full effect of these productivity measures, combined with continued revenue growth and gross margin expansion, will result in steady improvements in our profitability during the year 2005.  Our new order bookings in the fourth quarter were healthy, and we continue to benefit from a considerable backlog of orders, as we go into 2005.  We are particularly pleased that our Bruker AXS business, after a flat year 2003, had very strong revenue growth in 2004, and is expected to continue its growth momentum into 2005.  Our Bruker Daltonics business had slower revenue growth in 2004, but an improved fourth quarter bodes well for resumed growth in 2005.  Just this week, we had some exciting new product introductions for both Bruker AXS and Bruker Daltonics at Pittcon 2005, and we expect that the strength of our product line will enable us to continue our double-digit revenue growth and further profitability improvement in 2005.”

William Knight, Chief Financial Officer, commented: “I am pleased that we have made considerable progress in both of our operating businesses during the fourth quarter of 2004, particularly with the continued improvement in gross profit margins year-over-year.  During the quarter we put gross profit margin improvement programs in place involving product redesign and quality improvements which we expect will bring our margins up to industry standards over the next few years.  In addition, in the fourth quarter of 2004 we generated cash from operations of $9.6 million, compared to cash from operations of $3.6 million in the fourth quarter of 2003, enabling us to pay down some higher interest rate short-term debt.”

Mr. Knight continued: “We believe the combination of our strong backlog and our numerous new product introductions will continue the recent momentum and drive double-digit top-line growth in 2005, while we continue to focus on significantly improving our profitability and cash flows.  As the Company mostly sells ‘big ticket’ items, we may from time to time experience significant fluctuations between our quarterly guidance and our actual financial results.  Keeping in mind these limitations to our visibility, for the first quarter of 2005, which is traditionally our lowest quarter of the year, we anticipate revenues of $68 to $74 million and around breakeven net income.  For the full year 2005 our goal is to achieve revenue growth of 10-12%, and operating income of 3-5% of revenue.”

OPERATING BUSINESSES

Set forth below is selected financial information for Bruker BioSciences’ two operating businesses:  Bruker Daltonics (life-science mass spectrometry and nuclear, biological and chemical (NBC) detection business) and Bruker AXS (x-ray analysis business):

BRUKER DALTONICS

In the fourth quarter of 2004, revenue for the Bruker Daltonics business increased 7% to $44.8 million, from $42.0 million in the fourth quarter of 2003.  For the year 2004, revenue for the Bruker Daltonics business increased 4% to $152.8 million, from $146.7 million in the year 2003.

For the year 2004, Bruker Daltonics’ revenue was derived 71% from life-science mass spectrometry systems, 9% from substance detection systems, and 20% from after-market sales.

For the fourth quarter of 2004, adjusted EBITDA was $6.7 million, compared to $3.9 million for the fourth quarter of 2003.  For the year ended December 31, 2004, adjusted EBITDA was $18.7 million, compared to $16.0 million for the same period last year.  See the accompanying tables for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

BRUKER AXS

Revenues for the Bruker AXS business increased 32% to $41.8 million in the fourth quarter of 2004, compared to $31.7 million in the fourth quarter of 2003.  For the year 2004, revenues for the Bruker AXS business increased 16% to $132.6 million, compared to $113.9 million for the year 2003.  Revenues increased across all product lines as well as for after-market sales.

For the year 2004, Bruker AXS revenue was derived 70% from x-ray systems and 30% from aftermarket sales.

Adjusted EBITDA was $3.6 million in the fourth quarter of 2004, compared to $0.6 million in the fourth quarter of 2003.  Adjusted EBITDA was $6.5 million for the year 2004, compared to $3.7 million for the year 2003.    See the accompanying tables for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

USE OF NON-GAAP FINANCIAL MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP measures of adjusted net income, EPS, and EBITDA.  Adjusted net income and EPS exclude certain items including amortization of acquisition-related assets, write-off of investments, other special charges, and adjustments for the pre-merger minority interest in Bruker AXS.  We exclude these items because they are outside of our normal operations and, in certain cases, are difficult to forecast accurately for future periods.  Adjusted EBITDA is defined as US GAAP operating income (loss) excluding depreciation and amortization expense, write-off of investments and other special charges.  We believe that the inclusion of such non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts.  However, the non-GAAP financial measures included in this press release are not meant to be a better presentation or a substitute for results of operations prepared in accordance with GAAP.  Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

EARNINGS CONFERENCE CALL

Bruker BioSciences will host an operator-assisted earnings conference call at 5 p.m. Eastern Time on Wednesday, March 2, 2005.  To listen to the webcast, investors can go to www.bruker-biosciences.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 888-339-2688, or 617-847-3007 outside the US and Canada.  Investors should refer to the Bruker BioSciences Quarterly Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or 617-801-6888 outside the US and Canada, and then entering replay pass code 21424611.

ABOUT BRUKER BIOSCIENCES

Bruker BioSciences Corporation, headquartered in Billerica, Massachusetts, is the publicly traded parent company of Bruker Daltonics Inc. and Bruker AXS Inc.  Bruker AXS is a leading developer and provider of life science and advanced materials research tools based on x-ray technology.  Bruker Daltonics is a leading developer and provider of innovative life science tools based on mass spectrometry.  Bruker Daltonics also offers a broad line of nuclear, biological and chemical (NBC) detection products for defense and homeland security.  For more information, please visit www.bruker-biosciences.com

CAUTIONARY STATEMENT

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s reorganization strategies, integration risks, failure of conditions, technological approaches, product development, market acceptance, cost and pricing of the Company’s products, changes in governmental regulations, capital spending and government funding policies, FDA and other regulatory approvals to the extent applicable, competition, the intellectual property of others, patent protection and litigation. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our respective annual reports on Form 10-K for the year ended December 31, 2003, our most recent quarterly reports on Form 10-Q, and our current reports on Form 8-K.  We disclaim any intent or obligation to update these forward-looking statements.

FOR FURTHER INFORMATION:	Michael Willett, Investor Relations Officer
Tel: (978) 663-3660, ext. 1411
Email: ir@bruker-biosciences.com

Condensed consolidated statements of operations, reconciliations, operating business information, and balance sheets follow for Bruker BioSciences.

Bruker BioSciences Corporation

QUARTER ENDED DECEMBER 31, 2004 and 2003 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31, 2004				Three Months Ended December 31, 2003
	GAAP	Adjustment		As Adjusted	GAAP	Adjustment		As Adjusted

Product revenues	$84,864	$—		$84,864	$73,564	$—		$73,564
Other revenues	972	—		972	95	—		95
Net revenues	85,836	—		85,836	73,659	—		73,659

Costs and operating expenses:
Cost of product revenues (a)	45,887	—		45,887	42,979	(170	)(c)	42,809
Sales and marketing (a)	18,688	—		18,688	16,088	—		16,088
General and administrative	5,994	(118	)(b)	5,876	4,788	(118	)(b)	4,670
Research and development	11,654	—		11,654	9,862	—		9,862
Other special charges	—	—		—	—	—
Total costs and operating expenses	82,223	(118)		82,105	73,717	(288)		73,429

Operating income (loss)	3,613	118		3,731	(58)	288		230
Interest and other income (expense), net	(923)	—		(923)	818	—		818

Income before income tax provision and minority interest in consolidated subsidiaries	2,690	118		2,808	760	288		1,048
Income tax provision	1,942	—		1,942	447	—		447

Income before minority interest	748	118		866	313	288		601
Minority interest in consolidated subsidiaries	(77)	—		(77)	2	—		2
Net income	$825	118		$943	$311	288		$599
		$—
Net income per share - basic and diluted	$0.01	$—		$0.01	$0.00	$—		$0.01

Weighted average shares outstanding -
Basic	89,470	89,470		89,470	86,003	86,003		86,003
Diluted	89,593	89,593		89,593	86,826	86,826		86,826

(a)          Certain service costs previously classified in sales and marketing expenses have been reclassified to cost of product revenues in the following amounts: $1.1 million for the three months ended December 31, 2003, $3.0 million for the year ended December 31, 2003 and $2.5 million for the year ended December 31, 2004.

(b)          GAAP results include the amortization of acquisition related intangible assets.  Adjusting for this expense provides comparable operating results for each period presented, and also allows for comparisons to both acquisitive and non-acquisitive peers in the industries we serve.

(c)          GAAP results include inventory reserves established in connection with the merger of Bruker AXS in July 2003.  As a result of the merger, these reserves were established against inventories that would no longer be used in production.  We believe adjusting for these reserves provides results that are more indicative of our normal operating costs.

Bruker BioSciences Corporation

YEAR ENDED DECEMBER 31, 2004 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Year Ended December 31, 2004				Year Ended December 31, 2003
	GAAP	Adjustment		As Adjusted	GAAP	Adjustment		As Adjusted

Product revenues	$282,425	$—		$282,425	$259,381	$—		$259,381
Other revenues	2,189	—		2,189	1,298	—		1,298
Net revenues	284,614	—		284,614	260,679	—		260,679

Costs and operating expenses:
Cost of product revenues (a)	156,018	—		156,018	147,834	(1,029	)(c)	146,805
Sales and marketing (a)	63,318	—		63,318	57,420	—		57,420
General and administrative	20,399	(472	)(b)	19,927	17,335	(245	)(b)	17,090
Research and development	44,323	—		44,323	38,026	—		38,026
Reversal of liability accrual	—	—		—	(1,929)	—		(1,929)
Other special charges	—	—		—	11,674	(11,674	)(e)	—
Total costs and operating expenses	284,058	(472)		283,586	270,360	12,948		257,412

Operating income (loss)	556	472		1,028	(9,681)	12,948		3,267
Write-off of investments	(2,321)	2,321	(d)	—	—	—		—
Interest and other income (expense), net	(1,370)	—		(1,370)	998	—		998

Income (loss) before income tax provision and minority interest in consolidated subsidiaries	(3,135)	2,793		(342)	(8,683)	12,948		4,265
Income tax provision (benefit)	2,338	—		2,338	9,724	(7,682	)(f)	2,042

Income (loss) before minority interest	(5,473)	2,793		(2,680)	(18,407)	20,630		2,223
Minority interest in consolidated subsidiaries	68	—		68	(853)	846	(e)	(7)
Net income (loss)	$(5,541)	2,793		$(2,748)	$(17,554)	19,784		$2,230

Net income (loss) per share - basic and diluted	$(0.06)	$0.03		$(0.03)	$(0.22)	$0.24		$0.03

Weighted average shares outstanding -
Basic	88,495	88,495		88,495	81,280	81,280		81,280
Diluted	88,495	88,495		88,495	81,280	81,280		82,118

(a)          Certain service costs previously classified in sales and marketing expenses have been reclassified to cost of product revenues in the following amounts: $1.1 million for the three months ended December 31, 2003, $3.0 million for the year ended December 31, 2003 and $2.5 million for the year ended December 31, 2004.

(b)          GAAP results include the amortization of acquisition related intangible assets.  Adjusting for this expense provides comparable operating results for each period presented, and also allows for comparisons to both acquisitive and non-acquisitive peers in the industries we serve.

(c)          GAAP results include inventory reserves established in connection with the merger of Bruker AXS in July 2003.  As a result of the merger, these reserves were established against inventories that would no longer be used in production.  We believe adjusting for these reserves provides results that are more indicative of our normal operating costs.

(d)          GAAP results include the write-off of certain investments.  We exclude these charges because they are isolated charges that do not occur frequently and we believe excluding them presents results that are more indicative of normal results.

(e)          GAAP results include charges associated with merger of Bruker AXS in July 2003.  These charges include legal, advisory and accounting fees incurred in connection with the merger, costs associated with consolidating production facilities, including severance charges and facility exit costs, the write-off of the remaining balance of impaired intangibles associated with trade names and trademarks, the write-off of acquired research and development and adjustments for the pre-merger minority interest in Bruker AXS.  We believe adjusting for these charges results in operating results that are more indicative of normal, recurring operations and allows for comparisons to current period operating results.

(f)            GAAP results include a non-cash charge to establish a tax asset valuation allowance, primarily to write-off the deferred tax assets of our U.S. based operations.  We exclude these charges because they cannot be expected to occur on a regular basis and we believe the adjusted results are more indicative of normal results.

Bruker BioSciences Corporation

RECONCILIATION FROM GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

GAAP net income (loss)	$825	$311	$(5,541)	$(17,554)

Adjustments:

Interest and other (income) expense, net	923	(818)	1,370	(998)

Income tax expense	1,942	447	2,338	9,724

Write-off of investments	—	—	2,321	—

Minority interest in subsidiaries	(77)	2	68	(853)

Operating income (loss)	3,613	(58)	556	(9,681)

Depreciation and amortization	5,024	4,412	18,914	16,597

EBITDA	8,637	4,354	19,470	6,916

Write-off of investments	—	—	2,321	—

Merger related charges	—	—	—	11,674

Other restructuring charges	—	—	—	703

Adjusted EBITDA	$8,637	$4,354	$21,791	$19,293

Bruker BioSciences Corporation

BRUKER DALTONICS SELECTED OPERATING BUSINESS INFORMATION

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Net revenues	$44,862	$41,969	$152,790	$146,749

Operating income	$3,347	$1,144	$5,737	$2,558

Depreciation and amortization	3,335	2,802	11,342	10,568

EBITDA	6,682	3,946	17,079	13,126

Write-off of investments	—	—	1,621	—

Merger related charges	—	—	—	2,906

Adjusted EBITDA	$6,682	$3,946	$18,700	$16,032

Bruker BioSciences Corporation

BRUKER AXS SELECTED OPERATING BUSINESS INFORMATION

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Net revenues	$41,772	$31,690	$132,622	$113,930

Operating income (loss)	$1,797	$(993)	$(1,744)	$(11,828)

Depreciation and amortization	1,851	1,610	7,571	6,029

EBITDA	3,648	617	5,827	(5,799)

Write-off of investments	—	—	700	—

Merger related charges	—	—	—	8,768

Other restructuring charges	—	—	—	703

Adjusted EBITDA	$3,648	$617	$6,527	$3,672

Bruker BioSciences Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2004	2003

ASSETS

Current assets:
Cash and short-term investments	$78,776	$76,837
Accounts receivable, net	67,519	54,689
Inventories	108,801	110,052
Other current assets	16,217	9,047
Total current assets	271,313	250,625

Property and equipment, net	84,990	81,354
Intangible and other assets	13,751	19,052

Total assets	$370,054	$351,031

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$12,205	$18,587
Accounts payable	25,680	24,909
Other current liabilities	70,526	65,104
Total current liabilities	108,411	108,600

Long-term debt	27,762	26,374
Other long-term liabilities	13,810	13,507
Minority interest in subsidiaries	351	124

Total shareholders’ equity	219,720	202,426

Total liabilities and shareholders’ equity	$370,054	$351,031